UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:  February 13, 2009
(Date of earliest event reported)

CLST HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of incorporation)	0-22972 (Commission File Number)	75-2479727 (I.R.S. Employer Identification No.)

17304 Preston Road, Suite 420
Dallas, Texas, 75252
(Address of principal executive offices and zip code)

(972) 267-0500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

As previously announced, on February 5, 2009, CLST Holdings, Inc., a Delaware corporation (the “Company”), adopted a rights plan and declared a dividend of one preferred share purchase right for each outstanding share common stock of the Company. The dividend is payable to our stockholders of record as of February 16, 2009. The terms of the rights and the rights plan are set forth in the Rights Agreement, dated February 13, 2009, by and between the Company and Mellon Investor Services LLC, as Rights Agent (the “Rights Plan”) which is incorporated by reference herein to Exhibit 4.1 of the Form 8-A filed with the SEC on February 13, 2009.

Item 3.03.                                        Material Modification to Rights of Security Holders.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

4.1                               Rights Agreement, dated as of February 13, 2009, by and between CLST Holdings, Inc. and Mellon Investor Services LLC, as Rights Agent, which includes the Form of Certificate of Designation as Exhibit A, Form of Rights Certificate as Exhibit B and the Summary of Rights as Exhibit C (incorporated by reference to Exhibit 4.1 of the Form 8-A filed with the SEC on February 13, 2009).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLST HOLDINGS, INC.

By:	/s/ ROBERT A. KAISER
Robert A. Kaiser
President, Chief Executive Officer,
Chief Financial Officer, Treasurer and Assistant Secretary

February 13, 2009